UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employee Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA (Address of principal executive offices)	20171-3025 (Zip Code)
Registrant’s telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 17, 2008, National Rural Utilities Cooperative Finance Corporation (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission in connection with the establishment of a program through which the Company may issue and sell, from time to time, up to $165,000,000 aggregate principal amount of its member capital securities (the “Securities”) to its voting members.
     Copies of the Forms of Certificates for the Securities are filed hereto as Exhibits 4.1 and 4.2.
Item 9.01 Financial Statements and Exhibits.
     The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer
Dated: November 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Certificate for the Fixed Rate Security.

4.2	Form of Certificate for the Floating Rate Security.

5.1	Opinion of Hogan & Hartson LLP regarding legality of the Securities.

8.1	Opinion of Hogan & Hartson LLP regarding certain tax matters in connection with the issuance and sale of the Securities.

23.1	Consent of Hogan & Hartson LLP (included in Exhibits 5.1 and 8.1).